Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	Senior Vice President
4295 San Felipe	713.693.9300
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

COMPLETES MERGER WITH

SNB BANCSHARES, INC.

•	Expands presence in Houston CMSA

•	Enters Sugar Land and Katy Markets

HOUSTON, April 3, 2006. Prosperity Bancshares, Inc.® (NASDAQ: PRSP), the parent company of Prosperity Bank®, completed its previously announced merger with SNB Bancshares, Inc. (NASDAQ: SNBT) on April 1, 2006. In conjunction with this merger, Southern National Bank of Texas, SNB Bancshares, Inc.’s bank subsidiary, has been merged into Prosperity Bank®. The transaction continues Prosperity’s strategic growth and expands the franchise in the attractive and fast-growing Fort Bend County market.

In connection with the acquisition, Prosperity issued approximately 4,450,000 shares of its common stock and paid approximately $93.3 million in cash for all outstanding shares of SNBT, and converted 762,950 outstanding options to acquire SNBT common stock into options to acquire approximately 468,000 shares of PRSP common stock. All remaining options to acquire SNBT common stock were redeemed for cash. The closing price of Prosperity common stock on March 31, 2006 was $30.21, which values SNBT at approximately $238.7 million.

As of March 31, 2006, SNBT had total loans of approximately $600 million and total deposits of approximately $740 million.

The result of this merger is a Texas based bank holding company with eighty-nine (89) banking locations across the state of Texas with approximately $4.5 billion in assets, over $3.6 billion in deposits, over $2.1 billion in loans, servicing over 230,000 deposit and loan accounts, with a market capitalization of approximately $1 billion.

“We’re very excited about this new partnership with Southern National Bank of Texas” said David Zalman, Prosperity’s Chief Executive Officer and President. “This combination creates the largest Houston based bank and the fourth largest Texas based bank and is an excellent fit for both companies.”

Mr. Zalman continued: “Southern National Bank’s strong presence in one of Texas’ fastest growing counties along with their team of professional bankers will provide opportunities to expand our brand of relationship based customer service. Our commitment to local decision makers and local customer service is what sets us apart from our peers.”

Harvey E. Zinn, President and Chief Executive Officer of SNBT will serve on the Board of Directors of Prosperity Bank® as the Houston Area Chairman. Mr. Zinn has served as President and Chief Executive Officer and a director of SNBT since 1995 and he also served in those same capacities with Southern National Bank of Texas since 1988. Beginning his career in 1969 in the retail business, Mr. Zinn served as President and Chief Executive Officer of Electronic Centers, Inc. where he directed the operations of 72 retail stores in 42 cities in 10 states and was responsible for the management of 450 employees.

“I am extremely excited about teaming up with an organization as successful as Prosperity,” said Zinn. “Prosperity shares a common culture with what we developed at SNB. Our team of experienced bankers will complement the strong Prosperity organization. I believe this merger is a perfect fit for our customers, employees and shareholders as the combined bank creates a dynamic presence in Texas while maintaining the culture.”

Dan Agnew, President, Lending Services of Southern National Bank of Texas, has joined Prosperity as President—Fort Bend County and will be responsible for continuing the strong loan production that Southern National Bank is known for. Since joining the Southern National Bank of Texas in 1990, Mr. Agnew has overseen the growth of Southern National Bank’s loans from $40 million to $630 million as of December 31, 2005. In his capacity as Chief Lending Officer, Mr. Agnew supervised all lending officers as well as the bank’s Credit Department and Loan Operations area. Mr. Agnew has 30 years of banking and lending experience. Prior to joining Southern National Bank, Mr. Agnew served as President and Chief Executive Officer of Texas Commerce Bank, Clear Lake.

“Our customers will continue to enjoy the same type of people to people banking they have enjoyed with Southern National,” said Agnew. “We are excited to be joining forces with a bank that does more than just talk about customer service. We are committed to the customers and communities we serve and with thirty-eight full service banking centers in the Houston CMSA, our customers will be able to take advantage of our expanding presence.”

Several other SNB senior officers became senior officers at Prosperity. John Rebeles will serve as President - Sugar Land Banking Center; Cathy King will serve as Executive Vice President - Sugar Land Banking Center; Debbie Mahon will serve as President - Uptown Banking Center; Jeremy Rowe will serve as President - Southwest Medical Center Banking Center; Linda Tyler will serve as President - Katy Banking Center; Shane Barbee will serve as President - Pecan Grove Banking Center; Kathy Sheldon will serve as President - Cinco Ranch Banking Center (scheduled to open in June); and, Louise Masson will serve as Executive Vice President.

“The combination of Southern National Bank of Texas with Prosperity Bank® is a positive move for all of our customers and for the Houston area. Southern National’s customers will continue to deal with what we believe is the best team of bankers in Fort Bend County,” remarked Dan Rollins, President of Prosperity Bank®. “We welcome Southern National’s customers and employees to the Prosperity team.”

“The integration of the Southern National Bank of Texas locations into our operations is progressing on schedule. We anticipate completing the data processing conversion along with the installation of new signage within the next 90 days,” continued Rollins.

Date of Annual Meeting

The Annual Meeting of Shareholders of Prosperity Bancshares® will be held on Tuesday, April 18, 2006 at Prosperity Bank’s River Oaks Banking Center at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas at 10:00 a.m.

Acquisition of First State Bank of Grapeland

On December 1, 2005, Prosperity completed the acquisition of Grapeland Bancshares, Inc. and its Houston County, Texas—based subsidiary bank, First State Bank. First State operated two (2) offices in Houston County; one in Crockett, Texas and the other in Grapeland, Texas, both of which are now operating as full service banking centers of Prosperity Bank®.

Prosperity Bancshares, Inc.®

Prosperity Bancshares®, a $4.5 billion Houston, Texas based regional financial holding company, formed in 1983, was recently ranked second out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, named to the Keefe Bruyette & Woods, Inc. 2005 Honor Roll for achieving exceptional earnings per share growth for the past 10 years and the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates eighty-nine (89) full service banking locations, thirty-eight (38) in the Houston CMSA; sixteen (16) in the Corpus Christi area; eleven (11) in the Dallas area; five (5) in the Austin area; two (2) in East Texas; and seventeen (17) in fifteen contiguous counties south and southwest of Houston generally along the NAFTA highway.

Prosperity Bank® operates the following full service banking centers:

Austin Area - Allandale Congress Lakeway Oak Hill Research Blvd Dallas Area - Abrams Centre Camp Wisdom Kiest Preston Road Turtle Creek Westmoreland Blooming Grove Cedar Hill Corsicana Ennis Red Oak

Corpus Christi Area -

Airline

Alameda

Carmel

Everhart

Northwest

Saratoga

Water Street

Woodlawn

Alice

Aransas Pass

Kingsville

Mathis

Port Aransas

Portland

Rockport

Sinton

East Texas Area -

Crockett

Grapeland

Houston Area -

Aldine

Bellaire

CityWest

Copperfield

Cypress

Downtown

Fairfield

Gladebrook

Heights

Highway 6

Holcombe

Katy

Medical Center

Memorial

Midtown

Pecan Grove

Post Oak

River Oaks

SW Medical Center

Sugar Land

Tanglewood

Uptown

Waugh Drive

Westheimer

Woodcreek

Angleton

Clear Lake

Cleveland

Dayton

Galveston

Hitchcock

Liberty

Magnolia

Mont Belvieu

Needville

Sweeny

West Columbia

Winnie

South Texas Area - Bay City Beeville Cuero East Bernard Edna El Campo Goliad Gonzales Hallettsville Palacios Port Lavaca Seguin Victoria Victoria - North Wharton Yoakum Yorktown

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can: continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate acquisitions; continue to provide products and services that appeal to our customers; continue to have access to the debt and equity capital we need to sustain our growth; and achieve our sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K.

Copies of Prosperity Bancshares’s ® SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.